Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	July 29, 2015
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, July 29, 2015 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2015.

Second Quarter Highlights
Financial Results

•	Funds from operations (FFO) of $0.82 per share, up 14% from $0.72 per share in the second quarter of 2014

•	Net income available to common stockholders of $0.61 per share; includes a $0.35 per share gain on property dispositions

•	Revenues of $146.2 million
Stabilized Portfolio

•	Stabilized portfolio 96.7% occupied and 97.2% leased at June 30, 2015, excluding held-for-sale properties

•	Signed over 247,000 square feet of new or renewing office leases
Development

•	Commenced construction on The Exchange on 16th, an approximately 700,000 gross square-foot, four building project in the Mission Bay submarket of San Francisco
Capital Recycling

•	Completed the sale of a Redmond, Washington office property for gross proceeds of approximately $51.2 million

•	Completed the sale of the first tranche of a two-part transaction encompassing three office properties in San Diego for gross proceeds of approximately $95.0 million
Finance

•	Issued $25.4 million of gross common equity under the company’s at-the-market (ATM) offering program

•	Repaid $34.0 million of secured debt at par

Recent Developments

•	In July 2015, acquired a fully entitled, 3.3 acre mixed-use development site in the south-of-market area of San Francisco for approximately $78.0 million in cash

•	In July 2015, completed the sale of the second tranche of the San Diego office properties for gross proceeds of approximately $163.0 million

•	In July 2015, delivered the 100% leased office component of the historic buildings at the Columbia Square mixed-use development project in Hollywood

•	In July 2015, issued $249.6 million of net common equity through a registered direct placement

Results for the Quarter Ended June 30, 2015
For its second quarter ended June 30, 2015, KRC reported FFO of $74.8 million, or $0.82 per share, compared to $63.3 million, or $0.72 per share, in the second quarter of 2014. Net income available to common stockholders was $54.2 million, or $0.61 per share, compared to $27.2 million, or $0.32 per share, in the year-earlier period. Net income in the second quarter of 2015 included a $31.4 million gain from property dispositions. Net income in the second quarter of 2014 included a $14.7 million gain from property dispositions. The company’s total revenues in the second quarter of 2015 were $146.2 million, up from $129.2 million in the second quarter of 2014.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At June 30, 2015, KRC’s stabilized portfolio, which excluded held-for-sale properties, totaled approximately 13.1 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. During the second quarter, the company signed new or renewing leases on 247,811 square feet of space in the stabilized portfolio. At quarter end, the portfolio was 96.7% occupied, up from 93.6% at June 30, 2014, and was 97.2% leased.

Real Estate Development Activity
In June, KRC commenced construction on The Exchange on 16th, a four building, 700,000 gross square-foot project located in the Mission Bay submarket of San Francisco. The company expects to invest approximately $485 million, including the land, in the project, which has a scheduled completion date in the second half of 2017.

In July, the company delivered the redevelopment of the William Lescaze-designed office component of the historic buildings at the 685,000 square foot mixed-use Columbia Square project in Hollywood. Totaling just under 100,000 square feet of space, the two office buildings are fully leased to NeueHouse, a New York City-based private workspace collective.

In July, KRC acquired a fully designed and entitled 3.3 acre site located at 100 Hooper Street in the south-of-market area of San Francisco for approximately $78.0 million in cash. KRC plans to develop, own and manage approximately 400,000 square feet of office and production, distribution and retail space. The company expects to invest approximately $250 million, including the land, in the project.

KRC currently has seven projects under construction totaling approximately 2.3 million square feet of space with a total estimated investment of approximately $1.5 billion. The office portion of these seven development projects is currently 56% leased.

Management Comments
“Through the first half of the year, we have continued to experience steadily improving economic conditions and growing tenant demand for creative, contemporary office space in the key submarkets of every major West Coast city from Seattle to San Diego,” said John Kilroy, the company’s chairman, president and chief executive officer. “We have capitalized on these market conditions to drive our leasing program, improve occupancy in our stabilized portfolio and continue to execute our development and capital recycling programs. And, in everything we do, we remain keenly focused on maintaining a strong balance sheet and increasing the long-term value of our enterprise.”

Conference Call and Audio Webcast
KRC management will discuss updated earnings guidance for fiscal 2015 during the company’s July 30, 2015 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8035 reservation #66918652. A replay of the conference call will be available via phone through August 6, 2015 at (888) 286-8010, reservation #86466341, or via the Internet at the company’s website.

About Kilroy Realty Corporation
With more than 65 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets, Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At June 30, 2015, the company’s stabilized portfolio totaled 13.1 million square feet of office properties, all located in the coastal regions of greater Seattle, the San Francisco Bay Area, Los Angeles, Orange County and San Diego. The company is recognized by the Global Real Estate Sustainability Benchmark (GRESB) as the North American leader in sustainability and was ranked first among 151 North American participants across all asset types. At the end of the second quarter, the company’s properties were 45% LEED certified and 60% of eligible properties were ENERGY STAR certified. In addition, KRC had approximately 2.4 million square feet of office and mixed-use development under construction with a total estimated investment of approximately $1.5 billion. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues from continuing operations	$146,227	$127,178	$292,309	$250,936

Revenues including discontinued operations	$146,227	$129,194	$292,309	$255,512

Net income available to common stockholders (1)(2)	$54,188	$27,228	$94,062	$123,760

Weighted average common shares outstanding – basic	88,126	82,278	87,515	82,202
Weighted average common shares outstanding – diluted	88,646	84,602	88,044	84,375

Net income available to common stockholders per share – basic (1)(2)	$0.61	$0.33	$1.07	$1.49
Net income available to common stockholders per share – diluted (1)(2)	$0.61	$0.32	$1.06	$1.46

Funds From Operations (1)(3)(4)	$74,819	$63,307	$166,351	$120,528

Weighted average common shares/units outstanding – basic (5)	91,109	85,305	90,498	85,233
Weighted average common shares/units outstanding – diluted (5)	91,629	87,629	91,028	87,407

Funds From Operations per common share/unit – basic (5)	$0.82	$0.74	$1.84	$1.41
Funds From Operations per common share/unit – diluted (5)	$0.82	$0.72	$1.83	$1.38

Common shares outstanding at end of period			88,406	82,916
Common partnership units outstanding at end of period			1,793	1,804
Total common shares and units outstanding at end of period			90,199	84,720

			June 30, 2015	June 30, 2014
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			95.4%	91.9%
Orange County			98.1%	94.1%
San Diego County			95.5%	92.0%
San Francisco Bay Area			98.5%	96.7%
Greater Seattle			97.0%	95.5%
Weighted average total			96.7%	93.6%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			3,505	3,503
Orange County			272	438
San Diego County			3,318	4,241
San Francisco Bay Area			3,890	2,819
Greater Seattle			2,066	2,188
Total			13,051	13,189
________________________

(1)
Net income available to common stockholders and Funds From Operations for the six months ended June 30, 2015 and three and six months ended June 30, 2014 includes a gain on sale of land of $17.3 million and $3.5 million, respectively.

(2)
Net income available to common stockholders for the three and six months ended June 30, 2015 includes gains of sales of depreciable operating properties of $31.4 million. Net income available to common stockholders for the three and six months ended June 30, 2014 includes gains on dispositions of discontinued operations of $14.7 million and $104.8 million, respectively.

(3)	Reconciliation of Net income available to common stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(4)	Reported amounts are attributable to common stockholders and common unitholders.

(5)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for June 30, 2015 exclude the 6 properties held for sale which encompass 539,823 rentable square feet. Occupancy percentages and total square feet shown for June 30, 2014 include the office properties that were sold during 2014 and 2015 and the 6 properties held for sale at June 30, 2015.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$839,072	$877,633
Buildings and improvements	3,906,860	4,059,639
Undeveloped land and construction in progress	1,363,252	1,120,660
Total real estate assets held for investment	6,109,184	6,057,932
Accumulated depreciation and amortization	(960,816)	(947,664)
Total real estate assets held for investment, net	5,148,368	5,110,268

Real estate assets and other assets held for sale, net	81,699	8,211
Cash and cash equivalents	28,142	23,781
Restricted cash	7,462	75,185
Marketable securities	13,803	11,971
Current receivables, net	8,956	7,229
Deferred rent receivables, net	176,493	156,416
Deferred leasing costs and acquisition-related intangible assets, net	174,387	201,926
Deferred financing costs, net	16,324	18,374
Prepaid expenses and other assets, net	31,291	20,375
TOTAL ASSETS	$5,686,925	$5,633,736

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt	$479,368	$546,292
Unsecured debt, net	1,783,438	1,783,121
Unsecured line of credit	100,000	140,000
Accounts payable, accrued expenses and other liabilities	199,005	225,830
Accrued distributions	33,670	32,899
Deferred revenue and acquisition-related intangible liabilities, net	123,819	132,239
Rents received in advance and tenant security deposits	47,434	49,363
Liabilities of real estate assets held for sale	7,086	56
Total liabilities	2,773,820	2,909,800

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	884	863
Additional paid-in capital	2,791,226	2,635,900
Distributions in excess of earnings	(131,569)	(162,964)
Total stockholders’ equity	2,852,952	2,666,210
Noncontrolling Interests
Common units of the Operating Partnership	54,088	51,864
Noncontrolling interest in consolidated subsidiary	6,065	5,862
Total noncontrolling interests	60,153	57,726
Total equity	2,913,105	2,723,936
TOTAL LIABILITIES AND EQUITY	$5,686,925	$5,633,736

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES
Rental income	$131,450	$113,592	$262,382	$223,690
Tenant reimbursements	14,174	10,534	28,599	22,053
Other property income	603	3,052	1,328	5,193
Total revenues	146,227	127,178	292,309	250,936

EXPENSES
Property expenses	26,866	25,164	51,580	49,647
Real estate taxes	12,430	10,731	25,145	21,720
Provision for bad debts	47	—	289	—
Ground leases	813	773	1,589	1,535
General and administrative expenses	12,633	11,857	25,401	22,668
Acquisition-related expenses	265	609	393	837
Depreciation and amortization	51,658	50,079	103,145	98,615
Total expenses	104,712	99,213	207,542	195,022

OTHER (EXPENSES) INCOME
Interest income and other net investment gain	511	419	871	596
Interest expense	(14,864)	(16,020)	(31,742)	(33,272)
Total other (expenses) income	(14,353)	(15,601)	(30,871)	(32,676)

INCOME FROM CONTINUING OPERATIONS BEFORE GAINS ON SALE OF REAL ESTATE	27,162	12,364	53,896	23,238
Gain on sale of land	—	3,490	17,268	3,490
Gains on sales of depreciable operating properties	31,428	—	31,428	—
INCOME FROM CONTINUING OPERATIONS	58,590	15,854	102,592	26,728

DISCONTINUED OPERATIONS:
Income from discontinued operations	—	600	—	1,543
Gains on dispositions of discontinued operations	—	14,689	—	104,804
Total income from discontinued operations	—	15,289	—	106,347

NET INCOME	58,590	31,143	102,592	133,075

Net income attributable to noncontrolling common units of the Operating Partnership	(1,090)	(603)	(1,905)	(2,690)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	57,500	30,540	100,687	130,385

PREFERRED DIVIDENDS	(3,312)	(3,312)	(6,625)	(6,625)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$54,188	$27,228	$94,062	$123,760

Weighted average common shares outstanding – basic	88,126	82,278	87,515	82,202
Weighted average common shares outstanding – diluted	88,646	84,602	88,044	84,375

Net income available to common stockholders per share – basic	$0.61	$0.33	$1.07	$1.49
Net income available to common stockholders per share – diluted	$0.61	$0.32	$1.06	$1.46

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income available to common stockholders	$54,188	$27,228	$94,062	$123,760
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,090	603	1,905	2,690
Depreciation and amortization of real estate assets	50,969	50,165	101,812	98,882
Gains on sales of depreciable real estate	(31,428)	(14,689)	(31,428)	(104,804)
Funds From Operations (1)(2)(3)	$74,819	$63,307	$166,351	$120,528

Weighted average common shares/units outstanding – basic	91,109	85,305	90,498	85,233
Weighted average common shares/units outstanding – diluted	91,629	87,629	91,028	87,407

Funds From Operations per common share/unit – basic (3)	$0.82	$0.74	$1.84	$1.41
Funds From Operations per common share/unit – diluted (3)	$0.82	$0.72	$1.83	$1.38
 ________________________

(1)
We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.3 million and $2.7 million for the three months ended June 30, 2015 and 2014, respectively and $6.3 million and $5.0 million for the six months ended June 30, 2015 and 2014, respectively.

(3)	Reported amounts are attributable to common stockholders and common unitholders.